Exhibit 23.1

                                     Consent

As independent certified public accountants, we hereby consent to the incorporation in the Registration Statement on Form 20-F of our report relating to the financial statements of MycoBiotech Ltd. and Subsidiaries and to all references to this firm included in such Form 20-F. As of December 31, 2001 and 2000 and the related Statements for December 31, 2001, 2000 and 1999.



                                            /s/ Thomas Leger & Co. LLP
                                            ------------------------
                                            Thomas Leger & Co. LLP

February 5, 2003
Houston, TX